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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3, No. 333-66034) and related Prospectus of Liberty Media Corporation for the registration of Series A Common Stock, par value $.01 per share, Debt Securities and Warrants with an aggregate initial offering price not to exceed $3,000,000,000 and to the incorporation by reference therein of our report dated February 23, 2001 except for Note 8, as to which the date is March 30, 2001, with respect to the consolidated financial statements and schedule of Teligent, Inc. (on May 21, 2001, Teligent, Inc. filed for protection under the United States bankruptcy laws, see Note 18 (unaudited) to the consolidated financial statements of Teligent, Inc.) included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


McLean, Virginia
July 25, 2001